Exhibit K-1

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                                                                      EMERA INC.

                                                              Group of Companies
                                                              September 15, 2000

        Company                      Nature of Business                      % Owned                     Date Created
Emera Inc.                         Diversified energy                Publicly-traded company.           July 23, 1998
                                   services company                  Widely held by
                                                                     shareholders

Nova Scotia Power Inc.             Fully-integrated electric         100% owned by Emera Inc.           July 13, 1984
                                   utility which provides
                                   generation, transmission
                                   and distribution of
                                   electricity in Nova Scotia

NS Power Services Ltd.             Energy services provider          100% owned by Emera Inc.           May 4, 1995
                                   (inactive)

NSP Trigen Inc.                    Currently inactive                50% owned by NS Power              February 14, 1997
                                                                     Services Ltd.

Enercom Inc.                       Emera's vehicle for growth        100% owned by Emera Inc.           May 4, 1995
                                   and diversification outside
                                   the core electric business.
                                   Leverages underutilized
                                   assets of NSPI and to
                                   reduce operating costs

                                   (Note:  the mandate of this
                                   company is currently under
                                   review.  Enercom Inc.'s
                                   prime operating business is
                                   Emera Fuels Inc.)

Cablecom Ltd.                      Design and engineering,           100% owned by Enercom              January 1, 2000
                                   project management,               Inc.                               (Amalgamation of
                                   construction, structured                                             Cablecom Ltd. and
                                   cabling, maintenance and                                             Cablecom N.B. Ltd.)
                                   installation, fibre splicing
                                   and wireless solutions

Fibretek Inc.                      Although Fibretek is a            100% owned by Cablecom             June 19, 1992
                                   separate legal entity of          Inc.
                                   Cablecom Ltd., the
                                   business activities of
                                   Cablecom Ltd. and
                                   Fibretek Inc. are carried on
                                   as though they are a single
                                   entity.

Emera Fuels Inc.                   Various fuel operations           100% owned by Enercom              January 4, 2000
                                                                     Inc.                               (Amalgamation of
                                                                                                        BuyerTran Bunker Inc.,
                                                                                                        BuyerTran Fuels Inc.,
                                                                                                        Laurand Fuels Inc., Nova
                                                                                                        Star Petroleum Inc.)

Stellarton Basin Coal Gas          Participate in joint venture      100% owned by Emera Inc.           January 11, 1993
Inc.                               to explore and develop
                                   methane gas reserves in
                                   Nova Scotia

Strait Energy Inc.                 Sells steam energy from           100% owned by Emera Inc.           June 2, 1998
                                   NSPI's  generating  stations.
                                   Currently only selling from
                                   the Trenton Generating Station.

510845 N.B. Inc.                   Utility services operations       100% owned by Emera Inc.           December 15, 1999
                                   (transformer business)

NSP Pipeline Management            Owns 12.5% of Maritimes           100% owned by Emera Inc.           February 23, 1998
Ltd.                               & Northeast Pipeline
                                   Management Ltd.

NSP Pipeline Inc.                  Owns 12.375% of                   100% owned by Emera Inc.           February 23, 1998
                                   Maritimes & Northeast
                                   Pipeline Limited
                                   Partnership

NSP US Holdings Inc.               Holding company                   100% owned by Emera Inc.           June 2, 1998

Scotia Holdings Inc.               U.S. Holding Co.                  100% owned by NSP US               November 2, 1998
                                                                     Holdings Inc.

Nova Power Holdings Inc.           U.S. Holding Co.                  100% owned by Scotia               December 7, 1998
                                                                     Holdings Inc.

Scotia Power U.S. Ltd.             U.S. Incorporation.  Owns         100% owned by Nova                 December 13, 1996
                                   U.S. portion of pipeline          Power Holdings Inc.
                                   (owns 12.5% interest in
                                   Maritimes & Northeast
                                   Pipeline, L.L.C.)
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